   This sales contract provided as a courtesy to you by Lawyers' Abstract Service, Inc., providing abstracts and title information to Collier County for 42 years. Please call 774-2627 for all your title information needs.

                                 SALES CONTRACT
                             (NOT FOR CONDOMINIUMS)

SELLER: Certified Diabetic Services               BUYER: The Harvest Companies of FL Inc.

ADDRESS: 2373 Horseshoe Drive S.                  ADDRESS: 12933 Bald Cypress Lane
         Naples, Florida 34104                             Quail Creek, Naples, FL 34119

UPON THE ACCEPTANCE OF THE OFFER (OR COUNTEROFFER) the Seller has agreed to sell and the Buyer has agreed to buy UPON THE TERMS AND CONDITIONS WHICH FOLLOW, the real property legally described as:

         1951 J&C Blvd., Naples, FL 34109, ScII, TN 49, RG 25, Lot 62 & 63, J&C
Industrial Park

together with fixtures, including built-in appliances, wall-to-wall carpeting, window coverings, and ____________ _______________________, and the personal property, if any, as listed on the attached inventory, free from liens. The following items are specifically excluded from this contract: furnishings. The purchase price is allocated to real property only unless otherwise stated.

1.    PURCHASE PRICE:  The total purchase price shall be (U.S.)
payable as follows:                                                     ......................     $ 440,000.00
                                                                                                    -----------
      (a)  Initial deposit in escrow at this time of                                               $
                                                                        ......................
      (b)  Additional deposit to be received in escrow on or before 3
           days after Effective Date as defined below in the amount of  ......................     $   50,000.00
                                                                                                    ------------

      (c)  Proceeds of mortgage, if any, [See Par 3(b)]                 ......................     $

      (d)  Note and mortgage to Seller, if any, [See Par 3(c)]          ......................     $

      (e)  Other                                                        ......................     $
                 ---------------------------------------------------

      (f)  The balance of the purchase price by local certified check, wire transfer funds, or local cashier's check at
           closing, subject to adjustments and prorations, of
           approximately                                                ......................     $ 390,000.00
                                                                                                    -----------
      Deposit checks are accepted subject to collection.

2. CLOSING AND POSSESSION DATE: Closing shall occur at a time of day and place selected by Buyer in the County in which the property is located, but upon reasonable notice to the Seller, on May 10, 1998 (or prior to that date with the written consent of both parties) (the "Closing Date"); provided, however, in no event shall the Buyer be required to close less than two (2) weeks after the date on which the mortgage commitment has been obtained pursuant to paragraph 3 below. Buyer shall be the legal owner of the property as of the closing and Seller shall give possession of the property at closing unless otherwise provided herein.

3.    OMITTED.

4. EVIDENCE OF TITLE: Within twenty (20) days after the Effective Date of this contract or twenty (20) days prior to closing, whichever is earlier,
Seller: (1) [ ] shall deliver to Buyer a complete abstract of title from a company satisfactory to Buyer, certified to the date of this contract; or (2) [x] shall pay, at closing, $150.00 toward the cost of Buyer's title evidence and insurance. If no box is checked, the Seller shall provide the abstract title. The abstract or title evidence will show good and marketable title with legal access subject only to the following exceptions: (a) real property ad valorem taxes for the year of closing; (b) zoning, building code and other use restrictions imposed by governmental authority; (c) outstanding oil, gas and mineral interest of record, if any; and (d) restrictions and easements common to the subdivision, provided, however, that no one of them shall prevent use of the property for the purpose of office and warehouse space.

5. INSTRUCTIONS FOR TITLE: At least 15 days prior to closing, Buyer shall deliver to Seller the name(s), address(es), manner in which title will be taken, and any assignment(s) thereby required. No assignment shall release Buyer from the obligations of this contract unless Seller consents in writing.

CONDITION OF PROPERTY, RISK OF LOSS, WARRANTIES:

      (a) DISCLOSURE: There are no facts known to Seller materially affecting value of the real property which are not readily observable to Buyer or which have not been disclosed to Buyer in a written disclosure form or other writing delivered to Buyer prior to this contract or disclosed in writing in this contract.

      (b) WARRANTY: Seller warrants that, except as aforesaid, all major appliances, equipment and systems will be in working condition at closing or possession, whichever comes first. No cost to repair a warranted item hereunder shall exceed its fair market value at closing. Docks and sea walls, if any, are not warranted by this provision. Seller shall not be required to repair cosmetic defects. "Working condition" shall mean operating in a manner in which the items were designed to operate, and "cosmetic defect" shall mean an aesthetic imperfection which does not affect the working condition of the item, including corrosion, tears, worn spots, discoloration of floor covering or wall paper or window treatments, nail holes, scratches, dents, chips, caulking, pitted marcite, and minor cracks in windows, driveways, sidewalks, pool decks and in garage, tile (other than roof tile) or patio floors. Buyer (or its designated independent inspector)may inspect shortly before closing or possession to verify this warranty

      (c) INSPECTION: Buyer may, at Buyer's expense, have inspections made of the property by an appropriately licensed home inspection company or by an appropriately licensed Florida contractor. Said inspections shall be conducted and concluded within fifteen (15) calendar days of the Effective Date of this contract or prior to ten (10) calendar days from date of closing, whichever shall first occur. Within five
           (5) calendar days following the time allowed for the inspection as aforesaid, Buyer shall report in writing to Seller those items to be repaired in the inspection report which are not cosmetic defects as defined in (b) above, along with a copy of the said inspection report. Unless Buyer timely reports such defects, Buyer shall be deemed to have waived Seller's obligation to repair any defects not reported. If repairs or replacements to undisclosed items are required to comply with this paragraph, Seller shall cause them to be made or shall pay up to $1,000.00 or 1.00% of the contract sales price of the property, whichever is greater, for such repairs or replacements. If the cost for such repairs or replacements exceeds this amount, Buyer or Seller may elect to pay such excess, failing which either party may cancel this contract.

      (d) RISK OF LOSS: Seller shall maintain the property in its present condition, ordinary wear and tear excepted, including but not limited to the lawn, shrubbery, and landscaping. Any future loss and/or damage to the property between the Effective Date of this contract and the date of closing or date of possession, whichever occurs first, shall be at Seller's sole risk and expense. Seller shall maintain adequate casualty insurance on all improvements until disbursement.

7. SELLER'S INSTRUMENTS AND EXPENSES: Seller shall pay for and provide when applicable including any state sales tax due thereon: (a) evidence of title as specified in Paragraph 4 herein; (b) a current U.C.C. encumbrance search; (c) preparation of statutory warrant deed (or special warranty deed if Seller is a fiduciary), bill of sale or full warranties, condominium/homeowner's association estoppel letter, tenant estoppel letter, copies of leases and assignment(s) of lease(s) and an affidavit regarding liens, possession, and withholding under FIRPTA, in a form sufficient to allow "gap" coverage by title insurance; (d) mortgage payoff information; (e) documentary stamps on deed; (f) real estate brokerage fee (to be disbursed by closing agent at closing); (g) utility service to the Closing Date, the full amount of special taxes or assessments, including condominium/homeowner's association special assessments, which are a lien or a special assessment that in certain as to the identity of the lienor or assessor, the property subject to the lien or special assessment and the amount of the lien or special assessment, on or before the Effective Date of this contract;
(h) Seller's attorney fees; (i) any survey required from Seller by law.

8. BUYER'S INSTRUMENTS AND EXPENSES: Buyer shall pay for and provide when applicable including any state sales tax due thereon: (a) recording fee for deed; (b) preparation in form satisfactory to Seller of any purchase money note and mortgage, documentary stamps, intangible tax and recording fees on any note and mortgage to Seller, and all costs of any institutional loan secured by Buyer; (c) mortgage transfer fee including recording expenses; (d) title insurance; (e) recording membership approval; (f) abstract recertification or title continuation through date of deed recording; (g) survey; (h) homeowner's association transfer fee; (i) preclosing notice to utility suppliers; (j) homeowner's association required resale capital contribution; (k) pending liens or special assessments (liens or special assessments other than those described in subparagraph 7(g) hereof). In the event it is determined there are pending liens or special assessments, which do not fall under paragraph 7(g), not disclosed in writing to Buyer by Seller, prior to or concurrent with the execution of this contract, which pending liens or special assessments exceed 1% of the purchase price of the property, Buyer, at its option shall have the right to terminate this agreement by providing Seller written notice, unless Seller agrees in writing to pay such pending liens or special assessments in excess of 1% of the purchase price. Seller agrees to pay into escrow a reasonable sum to insure that the excess will be paid at closing. In the event this contract is terminated for any reason prior to closing, Buyer shall immediately return to Seller surveys, title evidence, and association and other documents, which have been provided to Buyer by Seller.

9. PRORATIONS AND SPECIAL ASSESSMENTS: These items will be prorated at closing, with the Buyer charged with and entitled to the closing date, or the possession date, which ever first occurs: (a) real estate and personal property taxes based on the current year (if available), otherwise on the prior year's bill (without discount) and readjusted upon receipt of tax bill if requested by either party; (b) interest on any assumed indebtedness; (c) rent and deposits (and accrued interest thereon); (d) homeowner association maintenance assessments; (e) prepaid utilities, including cable TV and County waste assessments; (f) appliance service contracts.

10. HOMEOWNER ASSOCIATION CLAUSE: In the event that the property is located in a homeowner association community, Florida law requires that the Seller provide a disclosure summary to the Buyer before the Buyer signs this Contract. Buyer has considered the existence or not of any homeowners association reserve account and determined it to be satisfactory. Any reserve accounts are included in the purchase price. If required, Buyer agrees to make prompt application in the name(s) in which title will be taken and shall be responsible for securing membership in the association. If no approval for membership has been obtained within 30 days after Buyer's application for membership and at least 5 days prior to the Closing Date, either the Buyer or Seller may cancel contract and the Buyer's deposit(s) shall be returned to Buyer. Seller shall obtain a letter from the association which sets forth the amounts, periods and payment status of assessments and transfer fees and deliver it to the Buyer at least 15 days prior to closing.

11. PROCEEDS OF SALE AND DISBURSEMENT PROCEDURE: If a portion of the purchase price is to be derived from institutional financing, the requirements of the lending institution as to place, time of day, procedures for closing, and for disbursement of mortgage proceeds shall control. However, the Seller shall have the right to require from the lending institution at closing a commitment that the lender will not withhold disbursement of mortgage proceeds as a result of any title defect attributable to Buyer-mortgagor. Unless institutional procedures set forth above control, the Seller shall be entitled to receive the net proceeds of sale upon tender of Seller's instruments at closing.

12. TITLE DEFECTS: Buyer shall have 15 (15) days from receipt by Buyer of Evidence of Title, as defined in paragraph 4 of this Sales Contract, for examination of title and a reasonable time for examination of legal access. If title or legal access is found defective, Buyer shall within such time period, notify Seller in writing specifying the defect(s). If the defect(s) render(s) title unmarketable, or Seller cannot deliver possession, or there is no access per this contract, the Seller shall have 30 days from the receipt of notice to remove such defect(s). Seller agrees that Seller will, if Seller cannot deliver possession, or Seller has no access, or title is found to be defective, use diligent effort to correct the defect(s) within the time provided therefor, including the bringing of necessary suits. However, Seller shall not be liable to Buyer for damages if Seller cannot make title marketable, deliver possession or provide access. Buyer shall have the option of accepting such possession, access and title as Seller can provide without reduction of the purchase price, or of demanding a refund of all monies paid hereunder, and upon demand the monies shall be promptly returned to Buyer. Upon such demand and repayment the Buyer and Seller shall be released, as to one another, of all obligations under this contract.

13. SURVEY: Buyer may, at Buyer's expense, have the real property surveyed so as not to delay the closing. If the survey, as certified by a registered Florida surveyor, correctly shows: (a) an encroachment onto the property; (b) an improvement located on the property projects onto lands of others; (c) an improvement violates a zoning or other governmental use restriction; or (d) an improvement violates any recorded, or Sales Contract covenant, Buyer will promptly notify the Seller in writing of the violation, encroachment or projection and Seller shall treat it as a title defect. If any portion of this real property lies seaward of the Coastal Construction Control Line, as defined in Section 161.053F.S., the Buyer waives the right to receive an affidavit or survey from Seller delineating the Coastal Construction Control Line located on the property.

14. INGRESS AND EGRESS: Buyer's purchase is conditioned on the property having access to and from a public right of way sufficient for the Buyer's intended use. The Buyer may cancel this contract if there is no legal ingress and egress from the captioned property to a public right of way, unless Seller elects at his expense to provide such ingress and egress.

15. FUNDS ESCROW: The undersigned escrow agent (the "escrowee") will accept in escrow the deposit monies provided in contract and hold and apply the deposit(s) in escrow until the earlier of: (a) delivery for closing to another escrowee, who by acceptance agrees to these terms and becomes the escrowee (the escrowee holding the deposit(s) is authorized to so transfer the funds), and the delivering escrowee is relieved of all liability for the funds delivered; (b) delivery of the deed, with payment of the deposit monies as part of the purchase price of the property; (c) such time as the Buyer may be entitled to a refund of the deposit(s); or (d) delivery pursuant to a direction signed by the parties, at which time the escrowee shall pay all of the deposit(s) to the party entitled thereto.

The escrowee shall act with respect to the deposit(s) as a stakeholder only and without compensation. The escrowee shall not be liable for the payment of any interest, damages, attorney fees or court costs in any action that may be brought to recover the monies held in escrow, or any part thereof, unless the escrowee shall fail or refuse to pay over any such deposit(s) pursuant to a judgment, order or decree that shall be final beyond possibility of appeal. In any proceeding which litigates the disposition of the deposit(s) the escrowee shall be entitled to be paid reasonable attorney fees and costs which shall be paid by the non-prevailing party.

The escrowee has no duty to collect or attempt to collect any deposit or check given as a deposit but shall give the parties written notice of (1) any deposit that is not received within 5 days after its due date, and (2) any check for an initial deposit which is not paid on presentation within 5 days after learning of its dishonor. Upon receipt of separate written directions from the Buyer, the deposit(s) shall be placed into an interest bearing account (but an insured account is not required) and all interest accruing thereon shall be paid to the Buyer in any event. If the escrowee is a licensed real estate broker, the escrowee shall comply with the requirements of Chapter 475 F.S. An escrowee charging an escrow fee shall be liable for ordinary negligence. An esrowee not charging an escrow fee shall be liable only for willful misconduct or gross negligence.

16. ZONING: Seller represents and warrants that Seller has not commenced any proceedings to change the present zoning classification of the property nor will Seller initiate any such proceedings. Seller further represents and warrants that Seller has received no notice of the commencement by third parties or any proceedings which would affect the present zoning classification of the property. Should Seller receive any such notice, Seller will promptly communicate the same to Buyer in writing and if the proposed zoning would prevent the use stated in paragraph 4, the Buyer may elect to cancel this contract and have the deposit(s) returned to Buyer.

17. FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT (FIRPTA): Sellers who are U.S. Citizens or who are resident aliens are exempt from FIRPTA withholding. Buyer shall collect from the Seller, or deduct and withhold from the purchase price, a tax on the Seller equal to 10% of the purchase price of the property unless (a) the Seller shall satisfy Buyer that a statutory exemption relieves Buyer from such collection by furnishing to Buyer an affidavit which establishes exemption to Buyer's satisfaction and indemnifies Buyer for not collecting the tax, or (b) the purchase price of the property is no more than $300,000 and Buyer executes an affidavit establishing Buyer's compliance with the Internal Revenue Code. Seller shall not be required to pay to the Buyer or allow withholding by Buyer the Buyer satisfies Seller the tax will be properly and timely paid. Within 10 days after receipt, Buyer will file with and pay such tax to the Secretary of the Treasury for the benefit of the Seller, and will provide evidence of remittance to the Seller. The collection or withholding of the tax by Buyer, or the establishment of an exemption by Seller or Buyer as set forth herein, is a condition precedent to closing for the sole benefit of the Buyer. A failure of Seller to comply or allow compliance with the requirements of Section 1445 IRC (and regulations) is an event of default and breach of the contract by the Seller.

18. TERMITES OR OTHER WOOD-DESTROYING ORGANISMS: Buyer, no later than 20 days prior to closing, may have the improvements inspected at Buyer's expense by a Certified Pest Control Operator ("Operator") (pursuant to the Florida Pest Control Act F.S. 482.226) to determine any visible evidence of previous treatments for the infestation of wood-destroying organisms or the identity of any wood-destroying organisms present and any visible damage caused. If the inspection report indicates that restoration of damage or treatment of infestation is necessary, Buyer will have 7 days from the date of written notice thereof within which to have such damages estimated (the "Estimate") by an Operator or properly licensed contractor. Seller shall be responsible for restoration or treatment described as necessary (excluding non-substantial ancillary structures such as fences and trellises) in the inspection report to a maximum cost of 2.0% of the Purchase Price. Should such costs exceed 2.0% of the Purchase Price, Buyer shall have the option of accepting a credit of 2.0% of the Purchase Price at closing, or canceling this contract within 5 days after receipt of the Estimate by giving written notice to Seller.

19. TIME OF PERFORMANCE AND REMEDIES: Time is of the essence for closing title. If Buyer does not perform Buyer's obligations hereunder (except as excused by the Seller's default) all deposits made shall be paid to the Seller as liquidated damages which shall be Seller's exclusive remedy. If Seller does not perform Seller's obligations hereunder (except as excused by the Buyer's default) Buyer may enforce this contract by a suit for specific performance, damages or may elect to terminate this contract and receive a refund of the deposit(s).

20. LITIGATION COSTS AND ATTORNEY'S FEES: In connection with any litigation concerning this contract, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

21.   DISCLOSURES: RADON GAS/ENERGY EFFICIENCY/LEAD-BASED PAINT:

      (a)  RADON GAS DISCLOSURE: Florida law requires the following disclosure:
           Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

      (b) ENERGY EFFICIENCY DISCLOSURE: Buyer acknowledges receiving the Department of Community Affairs brochure on the Florida Building Energy Efficiency Rating System and understands that Buyer may have the energy efficiency rating of the building determined. To have the energy efficiency rating determined, a separate "Energy Efficiency Rating Disclosure and Request" Addendum must be executed by the parties and attached to this contract.

      (c) LEAD-BASED PAINT DISCLOSURE: If construction of the building was commenced prior to 1978, the Seller is required to complete and the Buyer and Seller are required to sign and attach to this contract the addendum entitled "Attachment to Sales Contract: Disclosure of Information and Acknowledgment Lead-Based Paint and/or Lead-Based Paint Hazards."

      (d) Within the time parameters of paragraph 6C, Buyer may, at Buyer's expense, have the property inspected for the presence of (i) radon gas by a state-licensed radon measurement technician or specialist and/or (ii) lead-based paint or paint hazards by an EPA-certified lead exposure risk assessor. If said inspection(s) should find either condition to exist above designated action levels, Buyer may, within the time allowed for such inspections, object to said conditions to Seller in writing and provide a copy of the inspection report(s). Within five (5) days of Seller's receipt thereof, Seller may agree in writing to take such action as is necessary to abate the said condition below the designated action levels. If Seller fails to so agree or fails to respond within the aforesaid five (5) day period, Buyer may within five (5) days thereafter notify Seller in writing of Buyer's cancellation of this Contract.

22. MISCELLANEOUS: The parties have agreed to deal in good faith and to diligently work toward a timely closing. The singular tense shall include the plural tense. This contract may only be modified in writing by the parties. Notification to a party may be made to that party's attorney or by that party's attorney. Unless otherwise specified to the contrary, all references in this Contract to periods of days shall mean calendar days. As used herein, the terms "real estate broker" or "broker" shall be deemed to include all real estate brokers, brokerage corporations or business entities, and their respective salespersons involved in this transaction.

23. REPRESENTATIONS AND WARRANTIES: All representations and warranties, if any, must be written into this contract; otherwise, there are none. Buyer's decision to buy was based upon Buyer's own investigation of the Property. Buyer holds the broker(s) harmless from all liability or loss caused by Seller's failure to disclose material facts in accordance with this contract, representations regarding the property's condition, or broker's referral, recommendation, or retention of any vendor. The parties agree that assistance to a party by a broker does not, and will not, make the broker responsible for performance. Each party (Seller or Buyer) is, and will remain, responsible for that parties performance of the obligations of the contract.

24. PERIOD OF OFFER AND EFFECTIVE DATE: This offer or any counteroffer is revoked if not accepted and notice of acceptance delivered to offeror or the counteroffer by 12:00 p.m., 4-7-98. This time limit shall apply to all offers and counteroffers unless otherwise stated. The Effective Date of this contract shall be the last date either the Buyer or Seller signs or initials this contract. Initialed changes must be dated or the latest date set forth on this contract shall be deemed to be the Effective Date. A facsimile shall be deemed to be original. Offer and acceptance by facsimile is binding.

25. BINDING CONTRACT AND PARTIES ADVISED TO SEEK LEGAL COUNSEL: THE PARTIES ARE NOT REQUIRED TO USE ANY PARTICULAR FORM OF CONTRACT. TERMS AND CONDITIONS SHOULD BE NEGOTIATED BASED UPON THE RESPECTIVE INTERESTS, OBJECTIVES AND BARGAINING POSITIONS OF ALL INTERESTED PARTIES. APPROVAL OF THIS FORM BY THE COLLIER COUNTY BAR ASSOCIATION AND BOARDS OF REALTORS DOES NOT CONSTITUTE AN OPINION THAT ANY OF THE TERMS AND CONDITIONS IN THIS CONTRACT SHOULD BE ACCEPTED BY A PARTY IN A PARTICULAR TRANSACTION. THIS IS A LEGALLY BINDING CONTRACT FORM. EACH PARTY ACKNOWLEDGES THAT PRIOR TO SIGNING THE CONTRACT THE CLOSING EXPENSES HAVE BEEN EXPLAINED AND THAT PARTY HAS BEEN ADVISED BY THE REAL ESTATE BROKER TO SEEK LEGAL COUNSEL AND TITLE INSURANCE TO PROTECT THAT PARTY'S INTEREST IN CONNECTION WITH THE TITLE STATUS AND CLOSING OF THIS TRANSACTION. BUYER AND SELLER ARE ADVISED TO CONSULT AN APPROPRIATE PROFESSIONAL FOR LEGAL, TAX, PROPERTY CONDITION, ENVIRONMENTAL, AND OTHER SPECIALIZED ADVICE. THIS CONTRACT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO, THEIR HEIRS, ADMINISTRATORS, PERSONAL REPRESENTATIVES, AND SUCCESSORS IN INTEREST.

26. OTHER TERMS AND CONDITIONS: Seller warrants that there is no known defects to the building and property including but not limited to the sub-soil. Act of Sale to take place within 10 days of lessee's occupancy and commencement of lease payments. Buyer reserves the right to have his attorney to read and approve signed lease for said property within 3 days of acceptance of this agreement. Buyer agrees to abide by commission terms on existing lease.

BEFORE SIGNING, THE PARTIES HAVE REVIEWED THE ADDITIONAL TERMS AND CONDITIONS ON ALL PAGES OF THIS CONTRACT.

SELLER:                                            BUYER: /s/ illegible, Pres & Broker
       -------------------------------------             ------------------------------------
             (Signature)                                          (Signature)


                                                           The Harvest Companies Of Fl
       -------------------------------------             ------------------------------------
            (Print Name)                                         (Print Name)


DATE:                TAX I.D.:                     DATE:    4-6-98    TAX I.D.: ###-##-####
       --------------         --------------             ------------           ------------


SELLER:                                            BUYER:
       -------------------------------------             ------------------------------------
                  (Signature)                                       (Signature)


       -------------------------------------             ------------------------------------
                  (Print Name)                                      (Print Name)

DATE:               TAX I.D.:                      DATE:              TAX I.D.:
       -------------          --------------             -------------         --------------

(Seller) (Buyer) hereby rejects the offer or counteroffer.
    circle one                                            ----------------
                                                           (Initials)

Acknowledgment of Real Estate Brokers: The Seller acknowledges that Kersey Quade is the listing real estate broker. The Buyer acknowledges that The Harvest Companies of Florida, Inc. is the selling real estate broker.

                                 DEPOSIT RECEIPT

Receipt of the initial deposit is acknowledged by [ ] cash or [ ] check this ___________, 19____, to be held in escrow per terms and conditions set forth in this contract.

                                   By:
-------------------------------       ----------------------------------------
(Insert Name of Escrow Agent)                Its duly authorized agent.

(C)1997 Naples Area Board of REALTORS(R) and Association of Real Estate Professionals, Inc. All Rights Reserved. Approved by the Marco Island Area Association of Realtors(R) and the Collier County Bar Association.